Exhibit 99.1

MSCI and RiskMetrics Announce Early Termination of
Hart-Scott-Rodino Waiting Period for Pending Merger

New York – May 17, 2010 – MSCI Inc. (NYSE: MXB) and RiskMetrics Group, Inc. (NYSE: RISK) today announced that on May 14, 2010 the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to MSCI’s pending acquisition of RiskMetrics.  The proposed merger transaction remains subject to other customary closing conditions, including the approval of RiskMetrics’ stockholders.  The special meeting of RiskMetrics stockholders to vote on the proposed merger transaction currently is scheduled to be held on Thursday, May 27, 2010 with the closing of the merger expected during the first week of June.

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investment institutions worldwide.  MSCI Inc. products include indices and portfolio risk and performance analytics for use in managing equity, fixed income and multi-asset class portfolios.

The Company’s flagship products are the MSCI International Equity Indices, which include over 120,000 indices calculated daily across more than 70 countries, and the Barra risk models and portfolio analytics, which cover 59 equity and 48 fixed income markets.  MSCI Inc. is headquartered in New York, with research and commercial offices around the world.

About RiskMetrics Group, Inc.

RiskMetrics Group is a leading provider of risk management and corporate governance products and services to participants in the global financial markets.  By bringing transparency, expertise and access to the financial markets, RiskMetrics Group helps investors better understand and manage the risks associated with their financial holdings.  Our solutions address a broad spectrum of risk across our clients’ financial assets.  Headquartered in New York with 20 global offices, RiskMetrics Group services some of the most prestigious institutions and corporations worldwide.

For further information please contact:

Edings Thibault, MSCI, New York, +1.212.804.5273
Jennifer Short, RiskMetrics, New York, +1.212.981.7413

For media enquiries, please contact:

Steve Bruce, Abernathy MacGregor, New York, +1.212.371.5999
Sally Todd, Penrose Financial, London, +44.20.7786.4888

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  MSCI has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a definitive proxy statement of RiskMetrics, dated April 27, 2010, and that also constitutes a prospectus of MSCI.   On or about April 28, 2010, RiskMetrics began mailing the definitive proxy statement/ prospectus to RiskMetrics stockholders of record as of the close of business on April 26, 2010.  MSCI and RiskMetrics have also filed, and intend to continue to file, additional relevant materials with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MSCI AND RISKMETRICS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain free copies of the definitive proxy statement/prospectus and other documents containing important information about MSCI and RiskMetrics through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by MSCI are available free of charge on MSCI’s internet website at www.mscibarra.com or by contacting MSCI’s Investor Relations Department at 866-447-7874.  Copies of the documents filed with the SEC by RiskMetrics are available free of charge on RiskMetrics’ internet website at www.riskmetrics.com or by contacting RiskMetrics’ Investor Relations Department at 212-354-4643. MSCI, RiskMetrics, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of RiskMetrics in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation is set forth in the definitive proxy statement/prospectus filed with the SEC. You can find information  about the directors and executive officers of RiskMetrics in RiskMetrics’  Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2010. You can find information about the directors and executive officers of MSCI in MSCI’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 23, 2010.

Forward-Looking Statements

This document contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause MSCI’s, RiskMetrics and the combined company’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s, RiskMetrics and the combined company’s control and that could materially affect actual results, levels of activity, performance, or achievements.  Such risks, uncertainties and factors include, but are not limited to:  the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the failure to consummate or delay in consummating the proposed merger for other reasons; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed merger; the combined company’s ability to promptly and effectively integrate the businesses of RiskMetrics and MSCI; and the diversion of management time on merger-related issues.

Other factors that could materially affect MSCI’s, RiskMetrics’ and the combined company’s actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009 and filed with the SEC on January 29, 2010, in RiskMetrics’ December 31, 2009 Annual Form 10-K  and Form 10-K/A which were filed with the SEC on February 24, 2010 and April 30, 2010, respectively, and in their respective quarterly reports on Form 10-Q and current reports on Form 8-K. If any of these risks or uncertainties materialize, or if MSCI’s or RiskMetrics’ underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI or RiskMetrics projected. Any forward-looking statement in this release reflects MSCI’s or RiskMetrics’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s or RiskMetrics’ operations, results of operations, growth strategy and liquidity. MSCI and RiskMetrics assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.